EXHIBIT 23.1

                        Resignation of Jaspers + Hall, PC

November 13, 2008




Sun River Energy, Inc.
10200 W. 44th Ave., Ste 433
Wheat Ridge, CO 80033

Dear Mr. Whiting:

     This is to confirm that the client-auditor relationship between Sun River Energy, Inc. (Commission File Number 000-27485) and Jaspers + Hall, PC has ceased.

Sincerely,

/s/ Jaspers + Hall, PC
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  Jaspers + Hall, PC

cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission